UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 6, 2009

FRANKLIN CREDIT HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-17771 (Commission File Number)	26-3104776 (I.R.S. Employer Identification No.)

101 Hudson Street Jersey City, New Jersey	07302
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (201) 604-4402
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EX-99.1: PRESS RELEASE

Item 7.01	Regulation FD Disclosure
     On April 6, 2009, Franklin Credit Holding Corporation (“Franklin Holding”) issued a press release announcing that Franklin Holding and certain of its wholly-owned direct and indirect subsidiaries (together with Franklin Holding, the “Company”), including Franklin Credit Management Corporation (“FCMC”) and Tribeca Lending Corp. (“Tribeca”), entered into a series of agreements with The Huntington National Bank (the “Bank”), successor by merger to Sky Bank, pursuant to which the Company’s loans, pledges and guarantees with the Bank and its participating banks were substantially restructured, and approximately 83% of the Company’s portfolio of sub-prime mortgages were removed from the Company’s balance sheet and transferred to the balance sheet of Huntington Capital Financing, LLC (the “REIT”), a real estate investment trust wholly owned by the Bank.
     A copy of the press release is attached as exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.
(d)	The following exhibit is furnished with this report:

Exhibit No.	Description

99.1	Press release dated April 6, 2009

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, Franklin Credit Holding Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date:     April 6, 2009

FRANKLIN CREDIT HOLDING CORPORATION

By:	/s/ Kevin P. Gildea

Name:	Kevin P. Gildea
Title:	Chief Legal Officer and Secretary